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                                                                EXHIBIT 10.20
                                                                -------------

                                   CONAGRA, INC.

                          DEFERRED COMPENSATION AGREEMENT

                                    C. M. HARPER

     AGREEMENT made this 15th day of March, 1976, between ConAgra, Inc., a Delaware Corporation, hereinafter referred to as the Corporation and C. M. Harper, hereinafter referred to as Harper.

     1.   DUTIES:

          The Corporation hereby employs Harper as President of the Corporation and his duty in that capacity are to be such as may be determined by the Board of Directors and he shall serve in that capacity until such time as his service is terminated by action of the Board of Directors, by death, disability or retirement whichever occurs first.

     2.   COMPENSATION:

          The Corporation shall pay to him each year such basic compensation as is fixed by the Board of Directors for his services rendered hereunder as President of the Corporation, and additional compensation in the amount of Twenty-five Thousand ($25,000.00) Dollars per year, for each year of service rendered by Harper as President of the Corporation prior to termination of his employment as President either by action of the Board of Directors or by death, disability or retirement, whichever occurs first. Such additional compensation shall be computed, deferred and paid out as follows:

     (a) AMOUNT. At the end of each fiscal year occurring after the date of the execution of this agreement Twenty-five Thousand ($25,000.00) Dollars shall be allocated by the Corporation to Harper's Deferred Compensation account if Harper is employed as President of the Corporation as of the end of such fiscal year. In the event of Harper's employment as President of the Corporation is terminated prior to the end of any fiscal year the Corporation shall allocate to his account that portion of the Twenty-five Thousand ($25,000.00) Dollars in deferred compensation for that fiscal year which is proportionate to the number of days during the fiscal year which Harper served as President of the Corporation prior to termination of his employment as such President or death, disability or retirement, whichever occurs first.

     (b) INTEREST. At the end of each fiscal year the Corporation shall allocate to Harper's account an amount equal to eight (8%) percent of the balance of said account as of the beginning of such year. Such allocation shall be made until all amounts allocated to Harper's account have been paid out pursuant to this agreement.


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     (c)  PAYMENT.  Upon termination of Harper's employment as President of the
          Corporation by the Board of Directors, or upon his death, disability or retirement the Corporation shall make equal annual payments to Harper on the first day following the end of the fiscal year in which his employment is terminated or his death, disability or retirement occurs and each year thereafter for as many years as are equal to the number of years that Harper has served as President of the Corporation from the date of execution of this agreement until the date of termination of his employment as President of the Corporation or his death, disability or retirement, whichever occurs first. In computing the amount of each equal annual installment to be paid to Harper the Corporation shall give Harper credit for eight (8%) percent interest on the balance that will be in his account during each of the fiscal years between the date of termination of his employment as President or his death, disability or retirement whichever occurs first.

     3.   PAYMENT IN EVENT OF DEATH.

          All amounts payable to Harper under the terms of the agreement shall be the event of his death be paid to the beneficiary designated in this agreement. Harper reserves the right, and the company acknowledges this right, to change the designated beneficiary at any time by giving written notice to the Corporation in writing by registered mail. Said notice shall be addressed to the Chairman of the Board of Directors of the Corporation.

     4.   BENEFICIARY.

          Harper hereby designates as the beneficiary of any benefits payable in the event of his death: Northwestern National Bank of Minneapolis Trustee, under written trust with Charles M. Harper dated 3-31-1960. In the event the foregoing person predeceases Harper, said amounts payable to such beneficiary shall be paid to Harper's estate.

     5.   NON-ASSIGNMENT:

          Harper shall not have any right to commute, encumber, or dispose of the right to receive payments hereunder, except by the designation of beneficiary as provided herein, and the payments provided herein and the right thereto are expressly declared to be nonassignable and nontransferable.

     6.   MERGER.

          Corporation shall not merge, reorganize or consolidate with any other corporation until such Corporation expressly assumes the duty of the company herein set forth.

     7.   BINDING EFFECT.

          This agreement shall be binding upon the parties hereto, their heirs, executors, administrators or successors.

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          IN WITNESS WHEREOF the parties have executed this agreement.

ATTEST:                          CONAGRA, INC.


/s/  R. W. Goodrich              BY:  /s/ Robert B. Daugherty
__________________________       __________________________________
Secretary                        Chairman of the Board of Directors

                                 /s/ C. M. Harper
                                 _____________________________________
                                 C. M. Harper




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